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                                                                   Exhibit 10.23

                          SERIES A PREFERRED SECURITIES

                               PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 11, 1997

                                      AMONG

                 SECURITY CAPITAL PREFERRED GROWTH INCORPORATED,

                            PRIME GROUP REALTY, L.P.

                                       AND

                            PRIME GROUP REALTY TRUST


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                                Table of Contents

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I.       PURCHASE AND SALE OF SECURITIES
         1.1      Sale and Issuance of Series A Preferred Shares
         1.2      Closing
II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         2.1      Organization, Good Standing and Qualification
         2.2      Power, Authority and Enforceability
         2.3      Capitalization; Registration Rights
         2.4      Valid Issuance of Series A Preferred Shares
         2.5      Compliance with Other Instruments
         2.6      No Registration Under the Securities Act; No General Solicitation
         2.7      Conformity to Securities Act; No Misstatement or Omission
         2.8      Financial Statements
         2.9      No Material Adverse Changes
         2.10     Litigation
         2.11     Title to Properties; Leasehold Interests
         2.12     Environmental Compliance
         2.13     Taxes
         2.14     Insurance
         2.15     Employees; ERISA
         2.16     REOC Status
         2.17     Legal Compliance
         2.18     Governmental Consent
         2.19     Investment Company
         2.20     Knowledge Defined

III.     REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
         3.1      Power, Authority and Enforceability
         3.2      Compliance with Other Instruments
         3.3      Ownership Limitations
         3.4      Sophisticated Investor
         3.5      Unregistered Securities
         3.6      Access to Information

IV.      CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING
         4.1      Execution and Delivery of Amended and Restated Partnership Agreement
         4.2      Series A Preferred Designation
         4.3      Representations and warranties
         4.4      Performance
         4.5      No Material Adverse Change
         4.6      Opinion of Company Counsel
         4.7      Registration Rights Agreement
         4.8      Tag-Along Agreement



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         4.9      Officer's Certificate
         4.10     Payment of Placement Fee
         4.11     Proceedings
         4.12     Limited Waiver of Ownership Limitations
         4.13     No Injunction
         4.15     Consummation of the IPO

V.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING
         5.1      Representations and Warranties
         5.2      Performance
         5.3      No Injunction
         5.4      Officer's Certificate

VI.      COVENANTS
         6.1      No Sale of Security
         6.2      No General Solicitation
         6.3      Filing of Exchange Act Reports
         6.4      Consultation and Related Rights
         6.5      Maintenance of REIT Status
         6.6      Change of Control
         6.7      Waiver of Ownership Limitations
         6.8      No Public Disclosure
         6.9      Annual Certificate of Independent Public Accountants Company Counsel
         6.10     Prohibition on Issuance of Series A Preferred Shares
         6.11     Structure of Operating Partnership Agreement
         6.12     Standstill Provisions
         6.13     Certificate of Company Security Ownership
         6.14     Ownership in Strategic Hotel Capital Incorporated

VII.     TERMINATION
         7.1      Termination
         7.2      Notice of Termination
         7.3      Effect of Termination

VIII.    MISCELLANEOUS
         8.1      Survival of Warranties
         8.2      Successors and Assigns
         8.3      Governing Law
         8.4      Counterparts
         8.5      Titles and Subtitles
         8.6      Notices
         8.7      Finder's Fees
         8.8      Expenses
         8.9      Amendments and Waivers
         8.10     Severability


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         8.11     Entire Agreement

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                SERIES A PREFERRED SECURITIES PURCHASE AGREEMENT

         This SERIES A PREFERRED SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of the 11th day of November, 1997 by and among Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), Prime Group Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), and Security Capital Preferred Growth Incorporated, a Maryland corporation (the "Investor").

                               W I T N E S S E T H

         WHEREAS, the Company wishes to issue and sell to the Investor Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $.01 par value per share (the "Series A Preferred Shares"), the terms of which shall be as set forth in the Articles of Amendment and Restatement of the Company's Declaration of Trust (the "Declaration") to be filed with the SDAT (as defined below) in connection with the IPO (as defined below) in substantially the form of Exhibit A hereto, in accordance with and subject to the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

I.       PURCHASE AND SALE OF SECURITIES.

         1.1      Sale and Issuance of Series A Preferred Shares.

                  (a) Company shall adopt and file with the State Department of Assessments and Taxation of Maryland (the "SDAT") on or before the Closing Date (as defined below) the Declaration.

                  (b) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, 2 million Series A Preferred Shares.

                  (c) The aggregate purchase price (the "Aggregate Purchase Price") for the Series A Preferred Shares issued and sold pursuant to this Agreement shall be equal to $40 million.

                  (d) The price per Series A Preferred Share (the "Per Share Price") shall be equal to $20.00.

         1.2      Closing.

                  Upon the terms and subject to the satisfaction or waiver of all the conditions to closing set forth in this Agreement, the closing (the "Closing") of the purchase and sale of the Series A Preferred Shares shall take place at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois or at such other location as may be agreed upon by the Company and the Investor.


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Such Closing shall take place at 10:00 a.m., Chicago time, on the date of the closing of the IPO, which shall be the third or fourth business day following the pricing of the Company's initial public offering (the "IPO"), or at such other time as may be agreed upon by the Company and the Investor (the "Closing Date"). At the Closing, the Company shall issue and deliver to the Investor a certificate or certificates in definitive form, registered in the name of the Investor, representing the Series A Preferred Shares being purchased by the Investor hereunder and the Investor shall deliver to the Company, against delivery of the certificate or certificates representing the Series A Preferred Shares, the Aggregate Purchase Price by wire transfer of immediately available funds payable to the Company's order.

II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  Each of the Company and the Operating Partnership represents and warrants, as of the date of this Agreement and as of the Closing Date, that:

          2.1     Organization, Good Standing and Qualification.

                  (a) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with full power and authority to own, lease and operate its properties and conduct its business as now being conducted, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, assets, business, affairs, prospects, properties, or financial or other condition of the Company, the operating Partnership and the Subsidiaries (as defined below) taken as a whole.

                  (b) The operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties and conduct its business as now being conducted and has been duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

                  (c) The subsidiaries of the Company and the operating Partnership set forth on Schedule 2.1 (the "Subsidiaries") have each been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation and have full power and authority to own, lease and operate their Properties and to conduct their businesses as now being conducted, and each Subsidiary has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be in good standing or to so qualify would not have a Material Adverse Effect. None of the Company's or the Operating Partnership's subsidiaries that are not included on
Schedule 2.1 individually or in the aggregate constitute a "Significant Subsidiary" as defined in Rule 1-02 of Regulation S-X.

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         2.2      Power, Authority and Enforceability

                  (a) Each of the Company and the Operating Partnership has all requisite trust or partnership power and authority, and has taken all required trust or partnership action necessary, to execute, deliver, and perform its obligations under, this Agreement. The Company has all requisite trust power and authority, and has taken all required trust action necessary, to issue and sell the Series A Preferred Shares and the Common Shares.

                  (b) This Agreement has been duly executed and delivered by each of the Company and the Operating Partnership and constitutes the legal, valid and binding obligation of each of the Company and the operating Partnership enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          2.3     Capitalization; Registration Rights.

                  After giving effect to the Company's adoption of the Declaration, the authorized beneficial interests of the Company consists of 30 million preferred shares, par value $.01 per share, of which 2 million shares are designated as "Series A Cumulative Convertible Preferred Shares," 65 million excess shares, $.01 par value per share, and 100 million common shares, $.01 par value per share. All of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and are nonassessable. All of the issued and outstanding partnership interests of the Operating Partnership have been duly and validly authorized and issued. Except as disclosed in the Company's Registration Statement on Form S-11, Registration No. 333-33547 (the "Registration Statement") , there are no persons with registration rights or other similar rights with respect to any securities of the Company or the Operating Partnership.

          2.4     Valid Issuance of Series A Preferred Shares.

                  The Series A Preferred Shares when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued and nonassessable. The common shares of Beneficial Interest of the Company issuable upon the conversion or redemption of the Series A Preferred Shares (the "Common Shares"), when issued upon such conversion in accordance with the Declaration will be duly and validly issued, fully paid and nonassessable and, subject to the accuracy of the Investor's representations set forth in Article III, will be issued in compliance with all applicable federal and state securities laws.

          2.5     Compliance with Other Instruments.

                  The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation by the company and the Operating Partnership of the

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transactions contemplated hereby do not (i) result in a violation of the
Declaration, the Company's Amended and Restated Bylaws (the "Bylaws") or of the operating Partnership's Amended and Restated Agreement of Limited Partnership or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company, the Operating Partnership or any of the Subsidiaries or by which any property or asset of the Company, the Operating Partnership or any of the Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the Company's or the Operating Partnership's ability to perform its obligations under this Agreement).

          2.6     No Registration Under the Securities Act; No General
Solicitation.

                  Assuming the accuracy of the Investor's representations set forth in Article III, it is not necessary in connection with the offer, sale and delivery of the Series A Preferred Shares and the Common Shares in the manner contemplated by this Agreement to register the Series A Preferred Shares or the Common Shares under the Securities Act of 1933, as amended (the "Securities Act").

         None of the Company, the Operating Partnership nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated n respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Series A Preferred Shares in a manner that would require registration under the Securities Act of the Series A Preferred Shares or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Series A Preferred Shares (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          2.7     Conformity to Securities Act; No Misstatement or Omission.

         As of the date hereof, as of the time the Company's prospectus with respect to its IPO, dated November 11, 1997 (the "Prospectus"), is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424
(b) under the Securities Act, at any time prior to the Closing Date that any subsequent amendment or supplement to the Company's Registration Statement on Form S-11 (No. 333-33547) (the "Registration Statement") or the Prospectus is filed with the Commission and at the Closing Date: (i) the Registration Statement, as amended as of any such time and the Prospectus, as amended or supplemented as of any such time will comply in all material respects with the applicable requirements of the Securities Act and the respective rules and regulations of the Commission thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus, as

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amended or supplemented as of any such time, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.8     Financial Statements.

                  The financial statements and supporting schedules included in the Registration Statement are complete and correct in all material respects and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates specified and the consolidated results of their operations for the periods specified, in each case, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto.

          2.9     No Material Adverse Changes.

                  Since December 31, 1996, (i) there has been no change in the business, operations or financial condition, of the Company, the Operating Partnership or the Subsidiaries or in the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company, the Operating Partnership and the Subsidiaries, whether or not arising in the ordinary course of business, which has a Material Adverse Effect; and (ii) except for the transactions contemplated by this Agreement or described in the Registration Statement, there has been no transaction entered into by the Company, the Operating Partnership or any of the Subsidiaries other than transactions in the ordinary course of business or transactions which would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there have not been any changes in the Company's or the Operating Partnership's authorized capital (except as set forth in Section 2.3 of this Agreement) or any material increases in the debt of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise; and (iv) there has been no actual or, to the knowledge of the Company or the Operating Partnership, threatened revocation of, or default under, any material contract to which the Company, the Operating Partnership or any of the Subsidiaries is a party, which could reasonably be expected to result in a Material Adverse Effect, except for the default by Keck, Mahin & Cate under its lease at the 77 West Wacker Drive building.

          2.10    Litigation.

                  Except as set forth in the Registration Statement, after giving effect to the IPO and the transactions contemplated thereby, there is no action, suit or proceeding (whether or not purportedly on behalf of the Company, the Operating Partnership or any of the Subsidiaries) before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership or any of the Subsidiaries which, either alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect or materially impair the Company's or the Operating Partnership's ability to perform its obligations under this Agreement or the compliance by the Company with the terms, conditions and provisions of the Series A Preferred Shares or the Common



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Shares.

          2.11    Title to Properties; Leasehold Interests.

                  (a) Schedule 2.11(a) sets forth a complete and accurate list and the address of all real property owned or leased by the Company, the Operating Partnership or any Subsidiaries or are otherwise used in the operation or conduct of the Company's or Operating Partnership's business (collectively, and together with the land at each address referenced in Schedule 2.11(a) and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "Company Properties"). The Company, the Operating Partnership, or in the case of Company Properties owned by Subsidiaries that are not wholly owned Subsidiaries of the Company, to the Company's knowledge, such Subsidiaries, owns or own, as the case may be, good and marketable fee simple title (or, if so indicated in Schedule 2.11(a), leasehold title) to each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions or covenants, laws, ordinances or regulations affecting use or occupancy (including zoning regulation and building codes) or reservations of interests in title (collectively, "Property Restrictions"), except for (i) mortgage liens disclosed in the Registration Statement or on Schedule 2.11(a);
(ii) Property Restrictions imposed or promulgated by law or by any Government Authority (as hereinafter defined) which are customary and typical for similar properties and (iii) other Property Restrictions that do not individually or in the aggregate materially impair the use or operation of any Company Property (collectively, "Permitted Liens"). To the Company's knowledge, none of the matters described in clauses (i), (ii) or (iii) of the immediately preceding sentence materially interferes with, materially impairs, or is materially violated by, the existence of any building or other structure or improvement which constitutes a part of, or the present use, occupancy or operation (or, if applicable, development) of, the Company Properties taken as a whole, and such matters do not, individually or in the aggregate, have a Material Adverse Effect. At or prior to the closing of the IPO, American Land Title Association policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) will have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of the Company, the Operating Partnership or any Subsidiaries, as applicable, to each of the Company Properties in amounts at least equal to the original cost thereof, subject only to Permitted Liens and, to the Company's knowledge, such policies are valid and in full force and effect and no claim has been made under any such policy.

                  (b) Except as set forth in Schedule 2.11(b), and except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has no knowledge (i) that any currently required certificate, permit or license (including building permits and certificates of occupancy for tenant spaces) from any Government Authority having jurisdiction over any Company Property or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the Company Properties or which are necessary to permit the lawful use and operation of utility service to any Company Property or of any existing driveways, roads or other means or egress and ingress to and from any of the Company Properties has

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not been obtained or is not in full force and effect, or of any pending threat of modification or cancellation of any of same, or (ii) of any violation by any Company Property of any federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, as a result of the use or occupancy of such Company Property or otherwise. Except as set forth in Schedule 2.11(b), the Company has no knowledge of uninsured physical damage to any Company Property which would individually or in the aggregate have a Material Adverse Effect. To the Company's knowledge, except for repairs identified in Schedule 2.11(b), each Company Property, identified as an operating property in Schedule 2.11(a) (the "Operating Properties"), (i) is in good operating condition and repair and is structurally sound and free of defects, with no material alterations or repairs being required thereto under applicable law or insurance company requirements, and (ii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes to which it is presently devoted, except, in such case, to the extent that failure to meet such standards would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) The Company has no knowledge (i) that any condemnation, eminent domain or rezoning proceedings are pending or threatened with respect to any of the Company Properties, (ii) that any road widening or change of grade of any road adjacent to any Company Property is underway or has been proposed,
(iii) of any proposed change in the assessed valuation of any Company Property other than customarily scheduled revaluations, (iv) of any special assessment made or threatened against any Company Property, or (v) that any of the Company Properties is subject to any so-called "impact fee" or to any agreement with any Government Authority to pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Government Authority, except, in the case of each of the foregoing, to the extent that same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) To the Company's knowledge, each of the Operating Properties is an independent unit which does not rely on any facilities located on any property not included in such Operating Property to fulfill any municipal or governmental requirement or for the furnishing to such Operating Property of any essential building systems or utilities, other than facilities the benefit of which inures to the Operating Properties pursuant to one or more valid easements. Each of the Operating Properties is served by public water and sanitary systems and all other utilities, and, to the Company's knowledge, each of the Operating Properties has lawful access to public roads, in all cases sufficient for the current use and occupancy of each Operating Property. To the Company's knowledge, all parcels of land included in each operating Property that purport to be contiguous are contiguous and are not separated by strips or gores. To the Company's knowledge, no portion of any Company Property lies in any flood plain area (as defined, as of the date hereof, by the U.S. Army Corps of Engineers (the "Army Corps of Engineers") or otherwise) or includes any wetlands or vegetation or species protected by any applicable laws. None of the Company Properties lies in any 100-year flood plain area, as established by the Army Corps of Engineers. To the Company's knowledge, no improvements constituting a part of any Company Property encroach on real property not constituting a part of such Company Property. No representation set forth in this subsection (d) shall be deemed to be untrue unless such untruths are, individually or in the aggregate, reasonably

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expected to have a Material Adverse Effect.

                  (e) To the knowledge of the Company, no Operating Property fails to comply with the requirements of the Americans with Disabilities Act (the "ADA") except for such non-compliance as the Company believes will not, individually or in the aggregate, have a Material Adverse Effect.

                  (f) With respect to each lease of space in each Company Property (collectively, the "Company Leases") for premises larger than 100,000 square feet of rentable space as identified on Schedule 2. 11(f) or if leased to a tenant or affiliate of a tenant listed on Schedule 2.11(f) (collectively, the "Material Company Leases"), except for matters which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, (i) except as noted on Schedule 2.11(f), each of the Material Company Leases is valid and subsisting and in full force and effect as against the Company or Subsidiary, as applicable, and, to the Company's knowledge, as against the tenant, and has not been amended, modified or supplemented, (ii) except as noted on Schedule 2.11(f), the tenant under each of the Material Company Leases is in actual possession of the premises leased thereunder, (iii) except as set forth on
Schedule 2.11(f), no tenant under any Material Company Lease is more than 60 days in arrears in the payment of regular recurring monthly rent, (iv) except as noted on Schedule 2.11(f), none of the Company, the Operating Partnership or any Subsidiaries has received any written notice from any tenant under any Material Company Lease of its intention to vacate, (v) none of the Company, the Operating Partnership or any Subsidiaries has collected payment of rent under any Material Company Lease (other than security deposits) accruing for a period which is more than one month in advance, (vi) no notice of default has been sent or received by the landlord under any Material Company Lease which remains uncured as of the date hereof, except as noted on Schedule 2.11(f), no default has occurred under any Material Company Lease and, to the Company's knowledge, no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default under any Material Company Lease, (vii) except as disclosed in the Registration Statement, no tenant under any of the Material Company Leases has any purchase options or kick-out rights or is entitled to any concessions, allowances, abatements, set-offs, rebates or refunds, (viii) except as assigned in connection with Mortgages discussed in the Registration Statement and except for Collateral Assignments by tenants in connection with the financing of fixtures and inventory in the premises with bona fide institutional lenders, none of the Material Company Leases and none of the rents or other amounts payable thereunder has been mortgaged, assigned, pledged or encumbered by any party thereto or otherwise, (ix) no space of a material size in the Company Property is occupied by a tenant rent-free, (x) no tenant under any of the Material Company Leases has asserted any claim which is likely to affect the collection of rent from such tenant, and (xi) the landlord under each Material Company Lease has fulfilled all of its obligations thereunder in respect of tenant improvements and capital expenditures. Other than parties to easement agreements, no third party has any right to occupy or use any portion of any Company Property, with the exception of kiosk or pushcart operators, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (g) Except as disclosed in the Registration Statement,
Schedule 2.11(g) sets forth a complete and accurate list of all material commitments, letters of intent, options or similar written

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understandings made or entered into by the Company or any of its Subsidiaries as of the date hereof, (i) to sell, mortgage, pledge or hypothecate any Company Property or Properties, which, individually or in the aggregate, constitute at least $50 million, or to otherwise enter into a material transaction in respect of the ownership or financing of any Company Property, or (ii) to purchase or to acquire an option, right of first refusal or similar right in respect of any real property, which, individually or in the aggregate, constitute at least $50 million, which, in any such case, has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal terms thereof, with the exception of the rights of the Company to acquire vacant land, in which case Schedule 2.11(g) shall only set forth the location where the Company has the rights to acquire such vacant land.

                  (h) The Company has disclosed to Investor all adverse matters known to the Company with respect to or in connection with the Company Properties which arose subsequent to the period covered by the Registration Statement (including the Company Leases and the Tenancy Leases (as defined below)), which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (i) The ground leases underlying the leased Company Properties referenced in Schedule 2.11(a) (collectively, the "Tenancy Leases") are accurately described in Schedule 2.11(i). Each of the Tenancy Leases is valid, binding and in full force and effect as against the Subsidiary and, to the Company's knowledge, as against the other party thereto. Except as indicated in
Schedule 2.11(i) or disclosed in the Registration Statement in connection with only mortgage liens, none of the Tenancy Leases is subject to any mortgage, pledge, Lien, sublease, assignment, license or other agreement granting to any third party any interest therein, collateral or otherwise, or any right to the use or occupancy of any premises leased thereunder with the exception of sub-leases with tenants of the centers constructed on the land. To the Company's knowledge, except as set forth in Schedule 2.11(i), there is no pending or threatened proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any of the Tenancy Leases. Except as set forth in
Schedule 2.11(i), as of the last day of the month preceding the date hereof and as of the last day of the month preceding the date of the Closing, no payments under any Tenancy Lease are delinquent and no notice of default thereunder has been sent or received by the Company, the Operating Partnership or any Subsidiaries. There does not exist under any of the Tenancy Leases any default, and, to the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

                   (j) The Company, the Operating Partnership and all Subsidiaries have good and sufficient title to all personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company, the Operating Partnership and all Subsidiaries as of December 31, 1996, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

          2.12    Environmental Compliance.

                  (a) Except as disclosed in the Registration Statement, the Company, the Operating Partnership and each of the Subsidiaries has complied and is in compliance with all Environmental Statutes (as hereinafter defined) except as such non-compliance would not have a Material Adverse Effect.

                  (b) Except as disclosed in the Registration Statement, none of the Company, the Operating Partnership or any of the Subsidiaries intends to use any real property owned or occupied by any such party for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

                  (c) Except as disclosed in the Registration Statement, none of the Company, the Operating Partnership or any of the Subsidiaries has any knowledge of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to any real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters.

                  (d) Except as disclosed in the Registration Statement, none of the Company, the operating Partnership or any of the Subsidiaries has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local Environmental Statute pertaining to Hazardous Materials on or originating from any real property owned or occupied by the Company, the Operating Partnership or any of the Subsidiaries arising out of the conduct of any such party, including without limitation pursuant to any Environmental Statute.

                  (e) Except as disclosed in the Registration statement, to the knowledge of the Company, no land owned by the Company, the Operating Partnership or any of the Subsidiaries is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

                  (f) As used herein, "Hazardous Material" shall include without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide
Act, 7 U.S.C. Sections 136 et seq., the Clean Air Act, 42 U.S.C. Sections
7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300F to 300j-11, and the Occupational Safety and Health Act, 29 U.S.C.
Sections 651 et seq, as any of the above statutes may be amended from time to time, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Company's periodic reports filed pursuant to the Exchange Act (a "Governmental Authority").

          2.13    Taxes.

                  (a) The Company, the Operating Partnership and the Subsidiaries have filed or caused to be filed all federal, state, local, foreign and other tax returns, reports, information returns and statements (except for returns, reports, information returns and statements the failure to file which will not result in any Material Adverse Effect) required to be filed by them. The Company, the Operating Partnership and the Subsidiaries have paid or caused to be paid all taxes (including interest and penalties) that are shown as due and payable on such returns or claimed by any taxing authority to be due and payable with respect to such returns, except those which are being contested by them in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on their books in accordance with generally accepted accounting principles consistently applied. The Company, the Operating Partnership and the Subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by them in accordance with generally accepted accounting principles consistently applied. Federal and state income tax returns for the Company, the Operating Partnership and the Subsidiaries have not been audited by the Internal Revenue Service or state authorities. No deficiency, assessment with respect to or proposed adjustment of the Company's, the Operating Partnership's or any of the Subsidiaries' federal, state, local, foreign or other tax returns is pending or, to the best of the Company's, the Operating Partnership's or any of the Subsidiaries, knowledge, threatened. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company, the Operating Partnership or any of the Subsidiaries. There are no applicable taxes, fees or other governmental charges payable by the Company, the Operating Partnership or any of the Subsidiaries in connection with the execution and delivery of this Agreement or the issuance by the Company of the Series A Preferred Shares or the Common Shares.

                  (b) The Company has qualified, and will elect, to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ending December 31, 1997, and the Company expects under present law to so qualify in the future.

                  (c) The Operating Partnership is not a publicly traded partnership that is taxed as a corporation under Section 7704 of the Code.

          2.14    Insurance.

                  The Company, the operating Partnership and each of the Subsidiaries carries or is entitled to the benefits of insurance in such amounts and covering such risks as is reasonably sufficient under the circumstances or is customary in the industry and all such insurance is in full force and effect.

          2.15    Employees; ERISA.

                  The Company and the Operating Partnership have good relationships with their employees and have not had any substantial labor problems. Neither the Company nor the Operating Partnership has any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company or the Operating Partnership. Other than as disclosed in the Registration Statement, neither the Company nor the Operating Partnership has established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in ERISA), including, without limitation, any "multi-employer plan." Each of the Company and the Operating Partnership is in compliance with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA, except where the failure to so comply would not have a Material Adverse Effect.

          2.16    REOC Status.

                  The Operating Partnership is, at all times since its creation has been, and will continue to be a real estate operating company ("REOC") (as such term is defined in 29 CFR 2510.3-101(e)).

          2.17    Legal Compliance.

                  (a) Each of the Company, the Operating Partnership and each of the Subsidiaries is in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, except to the extent that failure to comply would not have a Material Adverse Effect. The Company, the Operating Partnership and each of the Subsidiaries have all necessary permits, licenses and other authorizations required to conduct their businesses as currently conducted, and as proposed to be conducted, except where the failure to have such permits, licenses or other authorizations would not have a Material Adverse Effect.

                  (b) Except as disclosed in the Registration Statement, there are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company, the operating Partnership or any of the Subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

          2.18    Governmental Consent.

                  Other than such consents, approvals, authorizations, declarations or filings as have already been obtained or made or which will be made at or prior to the Closing Date, no consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company is required for the valid execution and delivery of this Agreement or performance hereunder or the valid offer, issue, sale and delivery of the Series A Preferred Shares pursuant to this Agreement.

          2.19    Investment Company.

                  The Company is not an "investment company", as defined in the Investment Company Act of 1940, as amended, nor is the Company controlled by an "investment company."

          2.20    Knowledge Defined.

                  As used herein the phrase "to the Company's knowledge" or words of similar import means the actual knowledge of the individuals listed on
Schedule 2.20.

III.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

                      The Investor represents and warrants, as of the date of this Agreement and as of the Closing Date, that:

           3.1      Power, Authority and Enforceability.

                    (a) The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Maryland. The Investor has the requisite corporate power and authority, and has taken all required corporate action necessary, to execute, deliver, and perform its obligations under, this Agreement and to purchase the Series A Preferred Shares hereunder.

                    (b) This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors, rights generally, and
           (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                    3.2    Compliance with Other Instruments.

                    The execution, delivery and performance of this Agreement by the investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor's Articles of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially impair the Investor's ability to perform its obligations under this Agreement).

                      3.3    Ownership Limitations.

                             The Investor has received a copy of the Declaration and understands the restrictions on transfer and ownership of the Company's shares of beneficial interest included therein related to the qualification by the Company as a real estate investment trust for federal income tax purposes pursuant to Sections 856 through 860 of the Code.

                      3.4    Sophisticated Investor.

                             In the normal course of its business or its investing activities, the Investor invests in or purchases securities similar to the Series A Preferred Shares and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Series A Preferred Shares. The Investor is aware that it may be required to bear the economic risk of an investment in the Series A Preferred Shares for an indefinite period of time and it is able to bear such risk for an indefinite period.

                      3.5    Unregistered Securities.

                             The Investor understands and acknowledges and agrees that the Series A Preferred Shares and Common Shares have not been registered under the Securities Act or any other applicable securities law and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto.

                      3.6    Access to Information.

                             The Investor has had access to such financial and other information concerning the Company or any of its affiliates and the Series A Preferred Shares as it deemed necessary in connection with its decision to purchase any of the Series A Preferred Shares, including an opportunity to ask questions and request information from the Company.

IV.         CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING.

           The Investor's obligations at the Closing under Section 1.2 of this Agreement are subject to the satisfaction or waiver by the Investor on or before the Closing of each of the following conditions:

            4.1 Execution and Delivery of Amended and Restated Partnership Agreement.

                    At or prior to the Closing, the Amended and Restated Partnership Agreement contemplated by Section 6.11 shall have been executed and delivered.

           4.2      Series A Preferred Designation.

                    At or prior to the Closing, the Declaration shall have been filed with and accepted for recording by the SDAT.

           4.3      Representations and Warranties.

                    The representations and warranties of each of the Company and the Operating Partnership contained in Article II shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

           4.4      Performance.

                    Each of the Company and the Operating Partnership shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

           4.5      No Material Adverse Change.

                    After the date of this Agreement and through the Closing Date, there shall not have occurred any change or event that has had a Material Adverse Effect.

           4.6      Opinion of Company Counsel.

                    The Investor shall have received from each of Winston & Strawn and Miles & Stockbridge, counsel for the Company, an opinion in form and substance reasonably satisfactory to the Investor. In rendering such opinion, Winston & Strawn may rely, as to matters governed by the laws of the State of Maryland, upon the opinion of Miles & Stockbridge.

           4.7      Registration Rights Agreement.

                    Simultaneous with the Closing, the Company and the Investor shall have entered into a Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

           4.8      Tag-Along Agreement.

                    Simultaneous with the Closing, the Investor shall have entered into a Tag-Along Agreement with the other parties named therein in substantially the form attached hereto as Exhibit C.

           4.9      Officer's Certificate.

                    Each of the Company and the Operating Partnership shall have delivered to the Investor on the Closing Date a certificate or certificates signed by an authorized officer of such entity to the effect that the facts required to exist by Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4,12, and 4,13 continue to exist on the Closing Date.

           4.10     Payment of Placement Fee.

                    At or prior to the Closing, the Company shall have entered into a letter agreement with Security Capital Markets Group Incorporated in the form attached hereto as Exhibit D and shall have paid, or shall simultaneously pay, a placement fee equal to 1% of the Aggregate Purchase Price to Security Capital Markets Group Incorporated.

           4.11     Proceedings.

                    All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Investor; and the Investor shall have received copies of all documents which the Investor may reasonably request in connection with said transactions and copies of the records of all proceedings of the Company in connection therewith in form and substance reasonably satisfactory to the Investor.

           4.12     Limited Waiver of Ownership Limitations.


                    Subject to the Company's receipt of a certificate (the "Certificate") from the Investor in form and substance acceptable to the Company containing the representations and undertakings of the nature set forth in Section 4.6 of the Declaration, the Board of Trustees of the Company shall have duly adopted a resolution in form and substance reasonably satisfactory to the Investor, thereby waiving the application of the Ownership Limit defined therein to the Investor and its Affiliates to the extent provided in such resolution.

           4.13     No Injunction

                    There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any Governmental Authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Company to consummate the transactions contemplated hereby or to issue the Series A Preferred Shares or the Common Shares.

           4.14      Consummation of the Formation Transactions.

                    The Company shall have consummated the Formation Transactions (as defined in the Registration Statement) and the gross issue price per common Share in the IPO shall not exceed the product of 11.0 times Fully Diluted Pro Forma 1998 Funds from Operations per Share. "Fully Diluted Pro Forma 1998 Funds from Operations per Share" means (x) the Company's estimated "Funds from Operations," computed in accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investments Trusts, Inc. in its March 1995 White Paper, except with base rents reported on a cash basis rather than a straight-line GAAP basis, for the 12 months ended June 30, 1998 divided by (y) the number of outstanding common shares of beneficial interest of the Company (assuming all securities exchangeable for, exercisable for, or convertible into common shares of beneficial interest are so exchanged, exercised or converted).

           4.15     Consummation of the IPO.

                    The Company shall have closed the IPO on or before December 31, 1997.

V.         CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING.

           The obligations of the Company under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

           5.1      Representations and Warranties.

                    The representations and warranties of the Investor contained in Article III shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

           5.2      Performance.

                    The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

           5.3      No Injunction.

                    There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any Governmental Authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Investor to consummate the transactions contemplated hereby.

           5.4      Officer's Certificate.

                    The Investor shall have delivered to the Company and the Operating Partnership on the Closing Date a certificate or certificates signed by an authorized officer of the Investor to the effect that the circumstances described in the Certificate and the facts required to exist by Sections 5.1, 5.2 and 5.3 continue to exist on the Closing Date.

VI.        COVENANTS.

           6.1      No Sale of Security.

                    None of the Company, the Operating Partnership or any Affiliate of either party will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the Series A Preferred Shares or the Common Shares in a manner which would require registration under the Securities Act of the Series A Preferred Shares or the Common Shares.

           6.2      No General Solicitation.

                    None of the Company, the Operating Partnership or any Affiliate of either party will solicit any offer to buy or offer to sell the Series A Preferred Shares or the Common Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of
           Section 4(2) of the Securities Act.

           6.3      Filing of Exchange Act Reports.

                             After the date of this Agreement, the Company will timely file all documents required to be filed with the Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") , and so long as any of the Series A Preferred Shares or the Common Shares remain issued and outstanding, shall provide to the Investor copies of all such documents, including, without limitation, all financial statements of the Company required to be filed with the Commission.

                    6.4      Consultation and Related Rights.

                             For so long as the Investor holds at least 50% of the Series A Preferred Shares that it held immediately after the Closing Date (or 50% of the Common Shares that the investor could have obtained at that time upon conversion of such Series A Preferred Shares whether or not such shares are then convertible), the Investor shall have the right to directly participate (within the meaning of 29 CFR 2510.3 -101(d)(3)(ii) ) in the management of the Company and the Operating Partnership through and by the following rights and powers:

                    (a) The right to be consulted on the appointment and dismissal of (i) the chief executive officer, the chief operating officer and the chief financial officer (or any person fulfilling similar duties) and the public accountants and public auditors for the Company and its subsidiaries and (ii) the managing general partner, the chief executive officer, the chief operating officer and the chief financial officer, or any person or persons fulfilling similar duties, and the public auditors and public accountants for the Operating Partnership and its subsidiaries.

                    (b) The right to inspect the books and records of the Company and the Operating Partnership.

                    (c) The right to be consulted concerning the development of the Company' s and the Operating Partnership's and their subsidiaries, annual strategic plan that incorporates a specific business strategy, an operating agenda, investment and disposition objectives, and capitalization and funding strategies.

                    (d) The right to be consulted concerning the annual operating and capital budgets of the Company and the Operating Partnership and their subsidiaries.

                    (e) The right to be consulted concerning Major Transactions. "Major Transactions" means (i) any acquisition or disposition of any assets in any single transaction or any series of related transactions where the aggregate purchase price paid or received by the Company, the Operating Partnership or their subsidiaries exceeds $50,000,000, or, in the case of dispositions, where the purchase price received does not approximate the fair market value of the asset sold, (ii) additional financings in excess of $50,000,000 and (iii) a determination by the Company's Board of Trustees to terminate the Company's status as a real estate investment trust pursuant to Sections 856 through 860 of the Code.

           Notwithstanding the foregoing, the Company shall have no obligation to comply with any advice offered by the Investor in any consultation referred to in this Section 6.3.

                             Investor agrees that any information obtained through the foregoing consultation rights which is not public shall be kept confidential, and shall not be disclosed to any persons other than the directors, officers, employees, financial advisors, legal advisors, and accountants of Investor who reasonably need to have access to such information and who are advised of the confidential nature of such information and agree to maintain the confidentiality of such information; provided that the foregoing obligation of Investor shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by Investor or by persons to whom Investor has made such information available, or (ii) is or becomes available to investor on a non-confidential basis from a third party that is not, to Investor's knowledge, bound by any other confidentiality agreement with the Company or its Subsidiaries, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order, or other legal or governmental process.

           6.5      Maintenance of REIT Status.

                    (a) So long as any of the Series A Preferred Shares or the Common Shares remain issued and outstanding, the Company will continue to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code.

                    (b) If the Company shall fail to continue to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code (a "REIT-Repurchase Event") , the Investor shall have the right to require the Company, to the extent the Company shall have funds legally available therefor, to repurchase any or all of the Series A Preferred Shares or the Common Shares held by the Investor at a repurchase price payable in cash in an amount equal to 115% of the liquidation preference thereof, plus accrued and unpaid dividends whether or not declared, if any (the "REIT-Repurchase Payment"), to the date of repurchase or the date payment is made available (the "REIT-Repurchase Date") , pursuant to the offer described in subsection (c) below (the "REIT-Repurchase offer").

                    (c) Within 15 days following the Company becoming aware that a REIT-Repurchase Event has occurred, the Company shall mail by first class mail or overnight courier a notice to the Investor stating (A) that a REIT-Repurchase Event has occurred and that the Investor has the right to require the Company to repurchase any or all of the Series A Preferred Shares or the Common Shares then held by the investor in cash, (3) the date of repurchase (which shall be a business day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange
                             Act) , (C) the repurchase price and (D) the instructions determined by the Company, consistent with this subsection, that the Investor must follow in order to have the Series A Preferred Shares or the Common Shares repurchased.

                    (d) On the REIT-Repurchase Date, the Company, to the extent lawful, shall accept for payment Series A Preferred Shares or Common Shares or portions thereof tendered by the Investor or an affiliate of the Investor pursuant to the REIT-Repurchase offer and promptly mail by first class mail or overnight courier or by wire transfer of immediately available funds to the Investor, as directed by the Investor, in an amount equal to the REIT-Repurchase Payment in respect of all Series A Preferred Shares or Common shares or portions thereof so tendered.

                    (e) Notwithstanding anything else herein, to the extent they are applicable to any REIT-Repurchase Offer, the Company will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

                    (f) Notwithstanding the provisions of this Section 6.4, in no event shall the Company be required to repurchase any Series A Preferred Shares at any time that such repurchase is prohibited by the Declaration or the Company's debt instruments.

           6.6      Change of Control

                    (a) If a Change of Control (as defined in Section 3.3.4(a) of the Declaration) occurs (a "Change of Control Repurchase Event"), the Investor shall have the right to require the Company, to the extent the Company shall have funds legally available therefor, to redeem any or all of the Series A Preferred Shares or the Common Shares held by the Investor at a repurchase price payable in cash in an amount equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends whether or not declared, if any (the "Change of Control"), to the date of repurchase or the date payment is made available (the "Change of Control Date"), pursuant to the offer described in subsection (c) below (the "Change of Control-Repurchase Offer").

                    (b) Within 15 days following the Company becoming aware that a Change of Control Repurchase Event has occurred, the Company shall mail by first class mail or overnight courier a notice to the investor stating (A) that a Change of Control Repurchase Event has occurred and that the Investor has the right to require the Company to repurchase any or all of the Series A Preferred Shares or the Common Shares then held by the Investor in cash, (B) the date of repurchase (which shall be a business day, no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (C) the repurchase price and
                             (D) the instructions determined by the Company, consistent with this subsection, that the Investor must follow in order to have the Series A Preferred Shares or the Common Shares repurchased.

                    (c) On the change of Control Repurchase Date, the Company, to the extent lawful, shall accept for payment Series A Preferred Shares or Common Shares or portions thereof tendered by the Investor or an affiliate of the Investor pursuant to the Change of Control Repurchase Offer and promptly mail by first class mail or overnight courier or by wire transfer of immediately available funds to the Investor, as directed by the Investor, in an amount equal to the Change of Control Repurchase Payment in respect of all Series A Preferred Shares or Common Shares or portions thereof so tendered.

                    (d) Notwithstanding anything else herein, to the extent they are applicable to any Change of Control Repurchase Offer, the Company will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

                    (e) Notwithstanding the provisions of this Section 6.5, in no event shall the Company be required to repurchase any Series A Preferred Shares at any time that such repurchase is prohibited by the Declaration or the Company's debt instruments.

           6.7      Waiver of Ownership Limitations.

                    So long as any of the Series A Preferred Shares remain issued and outstanding or the Investor owns more than 9.9% of the Company's outstanding common shares of beneficial interest, the Company shall not reverse or rescind the waiver required to be granted pursuant to Section 4.12 of this Agreement.

           6.8      No Public Disclosure.

                    Neither the Company nor any affiliate of the Company will make any public disclosure concerning the transactions contemplated by this Agreement unless the Investor has had a reasonable time to review such disclosure. Unless in the reasonable opinion of counsel to the Company that such disclosure is required by applicable law, neither the Company nor any affiliate of the Company will make any such public disclosure without the Investor's Prior written consent.

           6.9 Annual Certificate of Independent Public Accountants or Company Counsel.

                    So long as any of the Series A Preferred Shares or the Common Shares remain outstanding, the Company shall, on an annual basis no later than March 31 of each year, cause its independent public accountants or a nationally recognized law firm to provide the Investor an opinion in form and substance reasonably satisfactory to the Investor.

           6.10     Prohibition on Issuance of Series A Preferred Shares.

                    The Company will not issue any Series A Preferred Shares to any party other than the Investor or any direct or indirect transferee and then only in compliance with the terms of the Declaration.

           6.11     Structure of Operating Partnership Agreement.

                    The Company and Operating Partnership shall use their best efforts to structure the Agreement of Limited Partnership in order to effect the transactions contemplated hereby.

           6.12     Standstill Provisions.

                    (a) During the Standstill Period (as defined below), except as provided in Section 6.12(a)(iii), each Security Capital Investor will not, and will cause each of its controlled Affiliates not to, and will use its reasonable best efforts to cause each of its other Affiliates not to, directly or indirectly:

                             (i) act in concert with any other person or Group by becoming a member of a 13D Group (as defined below) , other than any 13D Group comprised exclusively of Investor and one or more of its Affiliates;

                             (ii) sell, transfer, pledge (other than pledges made to commercial lending institutions securing indebtedness for borrowed money) or otherwise dispose of (collectively, "Transfer") any Series A Preferred Shares or Common Shares to any person if the acquisition of such capital stock by such person would violate the provisions of Section 4.1 of the Declaration; provided that this Section shall not prohibit Transfers (A) between the Investor and an Affiliate of the Investor or (2) between one or more Affiliates of the Investor;

                             (iii) so long as the sum of (i) the aggregate number of common shares of beneficial interest held by all Security Capital Investors and (ii) the aggregate number of common shares of beneficial interest into which the Series A Preferred Shares held by all Security Capital Investors are convertible (assuming that all such Series A Preferred Shares are immediately convertible) is greater than 9.9% of the Company's outstanding common shares of beneficial interest, purchase or otherwise acquire any common shares of beneficial interest or other securities of the Company if, after giving effect to such purchase or acquisition, the Security Capital Investors and their Affiliates (and any persons that are members of a 13D Group of which any Security Capital Investor or any of their Affiliates may be a member, notwithstanding the provisions of clause W above) collectively would Beneficially Own more than 20.'6 of the outstanding common shares of beneficial interest of the Company; provided that the Security Capital Investors shall not be deemed to have breached this covenant solely as a result of a decrease in the aggregate number of common shares of beneficial interest outstanding.

                            (iv) solicit or propose to effect or negotiate any merger, consolidation, other business combination, liquidation, sale of the Company or all or substantially all of the assets of the Company and its subsidiaries or any other change of control of the Company or similar extraordinary transaction;

                             (v) except with respect to seeking
           representation on the Board of Trustees of the Company or a change in the size of the Board of Trustees as provided in Section 6.12
           (a)(vi), solicit, initiate or participate in any "solicitation" of "proxies" or become a "participant" in an "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act, disregarding clause (iv) of Rule 14a-1(1) (2) and including an exempt solicitation pursuant to Rule 14a-2 (b) (i) ; call, or in any way participate in a call for, any special meeting of stockholders of the Company (or take any action with respect to acting by written consent of the stockholders of the Company); request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any stockholder proposal or participate in the making of, or solicit stockholders of the Company for the approval of, one or more stockholder proposals; provided that Investor shall not he prohibited from communicating with a security holder who is engaged in any "solicitation" of "proxies" or who is a "a participant" in any "election contest";

                            (vi) seek representation on the Board of Trustees of the Company or a change in the size of the Board of Trustees other than in accordance with the provisions of the Series A Preferred Shares following a default in the payment of dividends thereon for two or more quarters;

                             (vii) Transfer any capital stock of such Security Capital Investor or any capital stock of any Affiliate of such Security Capital Investor that owns any capital stock of the Company, or Transfer any options, warrants, convertible securities, or other similar rights to acquire any capital stock of such Security Capital Investor or any such Affiliate, if, after giving effect thereto, the Beneficial Owner of such shares of capital stock of the Company would (A) Beneficially own more than 20% of the outstanding common shares of beneficial interest of the Company or (B) violate the Provisions of Section 4.1 of the Declaration;

                             (viii) request the Company or any of its trustees, officers, employees or agents to amend or waive the provisions of this Section 6.12 or seek to challenge the legality or effect thereof; or

                             (ix) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing.

                    (b) As used in this Section, the following terms have the respective meanings set forth below:

                    "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, as such rule is in effect on the date hereof.

                    "Beneficially Own" shall mean, with respect to any security, having direct or indirect (including through any Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing. "Beneficial ownership" and "Beneficial Owner" shall have correlative meanings. As used with respect to the common shares of beneficial interest of the Company, the term shall include any common shares of beneficial interest issuable, without regard to any requirement of notice or the passage of time or the occurrence of any event, pursuant to any options, warrants, or other convertible or exchangeable securities held by the applicable person, its Affiliates, or any member of a 13D Group of which such person is a member.

                    "Covered Transaction" shall mean any merger, consolidation, other business combination, liquidation, sale of the Company or all or substantially all of the assets of the Company and its subsidiaries or any other change of control of the Company or similar extraordinary transaction, other than any transaction in which the Company is the surviving and acquiring corporation and in which the business or assets so acquired do not, or would not reasonably be expected to, have a value greater than 50% of the assets of the Company (on a consolidated basis) prior to such transaction.

                    "Group" shall mean a "group" as such term is used in
           Section 13(d)(3) of the 1934 Act.

                    "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                    "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity.

                    "Prime Investor" shall mean The Prime Group, Inc., an Illinois corporation ("Prime"), and any Affiliate thereof.

                    "Security Capital Investor" shall mean the investor and any person controlled (as such term is defined in Rule 12b-2 under the 1934 Act) , directly or indirectly, by Security Capital Group Incorporated, to which any Series A Preferred Shares or Common Shares are transferred and to which the rights under this Agreement are assigned, by the Investor or another Security Capital Investor, and which agrees to be bound by the terms of this Agreement.

                    "Standstill Period" shall mean the period beginning on the date hereof and ending on the first date following the date on which the aggregate Beneficial Ownership by the Security Capital Investors and their Affiliates (and any persons that are members of a 13D Group of such Security Capital Investors or any of their Affiliates are members, notwithstanding the provisions of clause W of Section 6.12(a)) of common shares of beneficial interest of the Company shall have been less than 9.9% of the number of outstanding common shares of beneficial interest of the Company (treating any common shares of beneficial interest issuable under options, warrants, or other convertible or exchangeable securities Beneficially owned by such Security Capital Investors, their Affiliates, and any member of such a 13D Group as being outstanding for this purpose) for a continuous period of 180 days. Notwithstanding the foregoing, the Standstill Period also shall be terminated on the earliest of:

                             (i) the acquisition by any person or Group other than a Security Capital Investor or any Affiliate thereof or a Prime Investor of Beneficial Ownership of 20% or more of the outstanding common shares of beneficial interest of the Company, on a fully diluted basis;

                             (ii) the fifteenth business day after the written submission by any person or Group other than a Security Capital Investor or Affiliate of a proposal to the Company (including to the Board or any agent, representative or Affiliate of the Company) with respect to, or otherwise expressing an interest in pursuing, a Covered Transaction; provided that, except as described in the next paragraph, the Standstill Period shall not terminate pursuant to this clause (ii) if, within such period, the Board of Trustees determines that such proposal is not in the best interest of the Company and its stockholders and for so long as the Board continues to reject such proposal as a result of such determination.

                             If any Security Capital Investor desires to tender any common shares of beneficial interest into a tender offer made by a third party, which tender offer has not been approved by the Board of Trustees, such Security Capital Investor shall provide a notice (the "Tender Notice") the Company does not so elect to purchase the Tender Shares, the Security Capital Investor may tender the Tender Shares into the tender offer;

                             (iii) any breach by the Company of this
                             Agreement that is neither cured nor desisted from within 30 days of receipt of written notice of such breach and which would reasonably be expected to materially adversely affect a Security Capital Investor; or

                             (iv) if and whenever the Company shall be in arrears in the payment of dividends on the Series A Preferred Shares for two consecutive quarters (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) , whether or not earned or declared, or (ii) for two consecutive quarterly dividend periods the Company fails to pay dividends on its common shares of beneficial interest in an amount per share at least equal to $1.35 (subject to adjustment). whenever all arrears in dividends on the Series A Preferred Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Corporation has paid dividends on the Company's common shares of beneficial interest in an amount per share at least equal to $1.35 (subject to adjustment) for two consecutive quarters, the Standstill Period shall be reinstated, unless the Standstill Period is terminated pursuant to any other provisions of this Section.

                             "13D Group" shall mean any group of persons acquiring, holding, voting, or disposing of capital stock of the Company that would be required under Section 13 (d) of the 1934 Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of
           Section 13(d) (3) for the 1934 Act if such group Beneficially Owned capital stock representing more than 5% of any class of capital stock of the Company then outstanding.

           6.13     Certificate of Company Security Ownership.

                    Upon the Company's written request, within 30 days after December 31 of each year, the Investor shall provide to the Company written notice stating the name and address of the Investor, the number of Series A Preferred Shares, Common Shares or other stock of the Company owned by the Investor or its Affiliates, and a description of the manner in which such shares are owned, together with such other additional information as the Company may reasonably request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with its undertakings, if any, set forth in the Certificate.

           6.14     Ownership in Strategic Hotel Capital Incorporated.

                    The Company acknowledges that an entity that may be deemed to be an affiliate of the Investor owns more than 100% of the capital stock of Strategic Hotel Capital Incorporated, which is a tenant of the Company. The Company agrees that such ownership shall not result in any shares of beneficial interest of the Company owned by the Investor being treated as Excess Shares (as defined in the Declaration).

VII.       TERMINATION.

           7.1      Termination

                    This Agreement may be terminated as follows:

                    (a) Mutual Consent. With the mutual written consent of the Investor and the Company; or

                    (b) By the Company. By the Company, if by the Closing Date any of the conditions provided in Article V shall not have been satisfied, complied with or performed in any material respect, and the Company shall not have waived the failure of satisfaction, noncompliance, or nonperformance; or

                    (c) By the Investor. By the Investor, if by the Closing Date any of the conditions provided in Article IV shall not have been satisfied, complied with or performed in any material respect, and the Investor shall not have waived the failure of satisfaction, noncompliance, or nonperformance; or

                    (d) Automatic Termination. Automatically if the Closing Date shall not have occurred on or before December 31, 1997, or such later date as shall have been agreed to in writing by the Company and the Investor.

           7.2      Notice of Termination.

                    In the event of any termination pursuant to Section 7.1 (other than pursuant to Section 7.1(a) or Section 7.1(d) ) , written notice setting forth the reasons for termination shall promptly be given by the terminating party to the other in writing.

           7.3      Effect of Termination.

                    (a) In the event of termination of this Agreement, no party hereto shall have any liability to any other party to this Agreement, except as provided in this Section 7.3 and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

                    (b) If this Agreement shall have been terminated for any reason other than (i) the Investor's failure to perform any material obligation under this Agreement or (ii) the reasons described in Section 7.3(c), then the Company shall promptly, and in no event later than two days after such termination, reimburse the Investor for its reasonable out-of-pocket expenses, including fees and disbursements of counsel.

                    (c) Notwithstanding the termination of this Agreement, if the IPO is consummated after December 31, 1997, the Investor shall have the right (but not the obligation) to participate in the IPO.

VIII.      MISCELLANEOUS

           8.1      Survival of Warranties.

                    The representations and warranties of the Company, the Operating Partnership and the Investor contained in or made pursuant to Articles II or III of this Agreement shall survive the Closing hereunder through and until one year following the Closing. The covenants contained in or made pursuant to Article VI of this Agreement shall survive the Closing indefinitely, except for any provisions which expire by their terms. The representations and warranties contained in this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

           8.2      Successors and Assigns.

                    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Except as specifically provided hereby, the Investor shall not be permitted to assign any of its rights hereunder to any third party, provided, however, that the Investor's rights hereunder may be assigned to another entity controlled directly or indirectly by Security Capital Group Incorporated that agrees in writing to be bound by the terms of this Agreement.

           8.3      Governing Law.

                    This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflict of law Provisions thereof.

           8.4      Counterparts.

                    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           8.5      Titles and Subtitles.

                    The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           8.6      Notices.

                    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten
           (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Investor, to:

           Security Capital Preferred Growth Incorporated
           11 South LaSalle Street

           Chicago, Illinois 60603
           Attention:        Daniel F. Miranda
                             David E. Rosenbaum
                             Joshua D. Goldman
           Facsimile         (312) 345-5888

with a copy to:

           Philip J. Niehoff
           Mayer, Brown & Platt
           190 South LaSalle
           Chicago, IL 60603
           Facsimile:        (312) 701-7711

If to the Company or the Operating Partnership, to:

           Richard S. Curto
           77 West Wacker Drive, Suite 3900
           Chicago, Illinois 60601
           Facsimile:        (312)782-5867

with a copy to:

           Robert J. Rudnik
           Prime Group Realty Trust
           77 West Wacker Drive, Suite 3900
           Chicago, Illinois 60601

           Facsimile         (312) 917-1684

and a copy to:

           Wayne D. Boberg
           Winston & Strawn
           35 West Wacker Drive
           Chicago, Illinois 60601
           Facsimile:        (312) 558-5700

           8.7      Finder's Fees.

                    Each party represents that it neither is nor will be obligated for any finders, fee or commission in connection with this transaction, except that the Company shall pay a placement fee equal to 1% of the Aggregate Purchase Price to Security Capital Markets Group Incorporated, a broker-dealer affiliate of the Investor. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders, fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

           8.8      Expenses.

                    Except as described in Article VII or in this Section 8.8, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Amended and Restated Agreement of Limited Partnership or the Declaration, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           8.9      Amendments and Waivers.

                    Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) , only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

           8.10     Severability.

                    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           8.11     Entire Agreement.

                    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

                            [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                SECURITY CAPITAL PREFERRED
                                GROWTH INCORPORATED

                                By:
                                     --------------------------------
                                Name: /s/ Daniel F. Miranda
                                     --------------------------------
                                Its:  Managing Editor
                                     --------------------------------

                                PRIME GROUP REALTY, L.P.

                                By:   Prime Group Realty Trust, its managing
                                      general partner

                                By:
                                     --------------------------------
                                Name: /s/ W. Michael Karnes
                                     --------------------------------
                                Its:
                                     --------------------------------

                                PRIME GROUP REALTY TRUST

                                By:
                                     --------------------------------
                                Name: /s/ W. Michael Karnes
                                     --------------------------------
                                Its:  Executive Vice President
                                     --------------------------------